Exhibit 99.1

Oncorus Expands its Board with Appointment of Barbara Yanni

— Former Merck executive brings extensive experience in corporate development, licensing and financial evaluation, and expertise advising clinical stage public biopharmaceutical companies —

CAMBRIDGE, Mass. – July 29, 2021 — Oncorus, Inc. (Nasdaq: ONCR), a clinical stage biopharmaceutical company developing next-generation viral immunotherapies to transform outcomes for cancer patients, today announced the appointment of Barbara Yanni to fill a vacancy on its Board of Directors. Since her retirement from Merck & Co. in 2014, where she served as Vice President and Chief Licensing Officer, Ms. Yanni has served as a director of multiple publicly traded and privately held biopharmaceutical companies. She brings extensive experience in corporate development, licensing and financial evaluation to Oncorus, as the company advances its pipeline of intratumorally (iTu) administered oncolytic Herpes Simplex Virus immunotherapies and intravenously (IV) administered Synthetic viral RNA (vRNA) immunotherapies.

“We are delighted to welcome Barbara to our Board of Directors as we continue to make notable progress toward our mission of realizing the full promise of viral immunotherapies for cancer patients,” said Theodore (Ted) Ashburn, M.D., Ph.D., President and CEO of Oncorus. “Later this year, we plan to report initial interim data from our ongoing Phase 1 study of ONCR-177 in patients. We are also progressing our lead Synthetic vRNA immunotherapies and the buildout of our GMP clinical manufacturing facility. We look forward to Barbara’s insights and contributions as we build for long-term growth and success.”

Oncorus is advancing a portfolio of iTu- and IV-administered viral immunotherapies for multiple solid tumor indications with significant unmet needs based on its oHSV and Synthetic vRNA Immunotherapy Platforms. The company’s ongoing Phase 1 clinical trial is evaluating ONCR-177 as a treatment for patients with solid tumors, both as a monotherapy and in combination with Merck’s anti-PD-1-therapy, KEYTRUDA® (pembrolizumab). ONCR-177 uniquely retains the ability to avoid interferon challenge and is armed with five immune-modulatory payloads. With its lead IV-administered Synthetic vRNA Immunotherapy candidates, ONCR-021 and ONCR-788, Oncorus’ pioneering IV-administered approach involves encapsulating the genomes of RNA viruses known to kill cancer cells (i.e., oncolytic viruses, or OVs) in a lipid nanoparticle, or LNP, creating a Synthetic vRNA Immunotherapy. ONCR-021 encodes an optimized strain of Coxsackievirus A21 (CVA21), and ONCR-788 encodes a modified version of the Seneca Valley Virus (SVV). Click here to read a white paper published by Oncorus’ leadership on the company’s Synthetic vRNA Immunotherapy Platform and lead candidates.

“Oncorus has multiple elements that lay the foundation for a successful biotechnology company – an experienced management team, breakthrough science, pipeline diversification, a comprehensive manufacturing strategy, and a mission-driven mindset,” said Ms. Yanni. “I’m thrilled to join Oncorus’ Board and work with Ted, the Oncorus team and my fellow Board members as we continue to chart an exciting future for Oncorus, focused exclusively on addressing persistent and serious unmet needs of cancer patients.”

Ms. Yanni was Vice President and Chief Licensing Officer at Merck & Co., from November 2001 until her retirement in March 2014. Prior to her role of Chief Licensing Officer, Ms. Yanni had various roles at Merck including in corporate development, financial evaluation, and tax. Ms. Yanni is an independent director currently on the boards of three public biotechnology companies: Trevena, Inc., Vaccinex, Inc., and Pharming Group N.V. She is also currently an independent director of Mesentech, a private biotechnology company. She previously served on the Board of Directors of Akcea Therapeutics, Inc. from 2019 until the company’s sale in 2020 and Abionyx Pharma from 2018 to 2020, both of which were public biotechnology companies, and Symic Holdings, LLC, a private biotechnology company, from 2015 to 2019.

About Oncorus

At Oncorus, we are focused on driving innovation to deliver next-generation viral immunotherapies to transform outcomes for cancer patients. We are advancing a portfolio of intratumorally (iTu) and intravenously (IV) administered viral immunotherapies for multiple indications with significant unmet need based on our oncolytic Herpes Simplex Virus (oHSV) and Synthetic viral RNA (vRNA) Immunotherapy Platforms.

Designed to deliver next-generation viral immunotherapy impact, our oHSV platform seeks to improve upon key characteristics of this therapeutic class to enhance systemic activity. Our lead oHSV program, ONCR-177, is designed to be directly administered into a tumor, resulting in high local concentrations of the therapeutic agent and its five encoded transgenes, as well as low systemic exposure to the therapy, which could limit systemic toxicities. Our pioneering Synthetic vRNA Immunotherapy Platform involves a highly innovative, novel combination of RNA- and oncolytic virus-based modalities to realize the potential of RNA medicines for cancer. Our lead IV-administered Synthetic vRNA Immunotherapy clinical candidates, ONCR-021 and ONCR-788, are both currently in IND-enabling studies.

Please visit www.oncorus.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the evolving immuno-oncology landscape; the potential of Oncorus’ Synthetic vRNA Immunotherapy Platform; the preclinical and clinical development of Oncorus’ product candidates, including expectations regarding timelines for reporting clinical data, as well as the product candidates’ therapeutic potential and clinical benefits, mechanism of action and utility; long-term growth strategies; and expectations regarding manufacturing capabilities including the buildout of Oncorus’ viral immunotherapy clinical manufacturing facility. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,”

“predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on Oncorus’ operations and the timing and anticipated results of its ongoing and planned clinical trials; the risk that the results of preclinical studies and clinical trials may not be predictive of future results in connection with future clinical trials; Oncorus’ ability to successfully demonstrate the safety and efficacy of ONCR-177, ONCR-021 and ONCR-788; Oncorus’ ability to secure adequate quantities of viral immunotherapies manufactured in accordance with regulatory requirements; the expansion of Oncorus’ in-house manufacturing capabilities; the adequacy of Oncorus’ cash resources and availability of financing on commercially reasonable terms; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Oncorus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 10, 2021, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that Oncorus makes with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of Oncorus’ website at http://investors.oncorus.com. Any forward-looking statements represent Oncorus’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:	Media Contact:
Alan Lada	Liz Melone
Solebury Trout	liz.melone@oncorus.com
617-221-8006
alada@soleburytrout.com